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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


               Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 6, 1995
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                          GEOTEK COMMUNICATIONS, INC.
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               (Exact name of registrant as specified in charter)



           Delaware                     0-17581               22-2358635
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
 of incorporation)                                        Identification No.)


  20 Craig Road, Montvale, New Jersey                           07645
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(Address of principle executive offices)                      (Zip Code)


Registrant's telephone number, including area code    201-930-9305
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                                      N/A
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         (Former name or former address, if changed since last report.)

                        Exhibit Index appears at Page 6

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Item 5.   Other Events

     On July 6, 1995, Geotek Communications, Inc. (the "Company"), pursuant to a purchase agreement dated June 29, 1995 (the "Purchase Agreement"), issued and sold to Smith Barney Inc. (the "Initial Purchaser") 207,000 units (the "Units") consisting of $207,000,000 in aggregate principal amount at maturity of its 15% Senior Secured Discount Notes due 2005 (the "Notes") and warrants (the "Warrants") to purchase an aggregate of 6,210,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at an exercise price of $9.90 per share, which exercise price is subject to adjustment in certain circumstances set forth in the Warrants. The Initial Purchaser has the option (the "Over-allotment Option"), exercisable at any time and from time to time prior to July 29, 1995, to purchase up to an additional 20,700 Units (with each such Unit consisting of one Note with a principal amount at maturity of $1,000 and Warrants to purchase 30 shares of Common Stock) at a purchase price per Unit equal to the Accreted Value (as defined in the Indenture) of the Note constituting a part of each of such additional Unit. A copy of the Purchase Agreement is attached hereto as Exhibit (c)(1). The net proceeds to the Company from the July 6, 1995 sale of the Units were approximately $96.0 million.

     The Notes were issued under an indenture (the "Indenture") meeting the requirements of the Trust Indenture Act of 1939, as amended. A copy of the Indenture is attached hereto as Exhibit (c)(2). The maximum aggregate principal amount at maturity of the Notes issuable under the Indenture is $207,000,000 (plus the aggregate principal amount at maturity of any Notes issued pursuant to the Over-allotment Option). No interest will be payable on the Notes prior to July 15, 2000. However, the Notes were issued with an initial Accreted Value of $483.44 per Unit. The Accreted Value of each Note increases at a rate of 15% per annum, compounded semi-annually, until July 15, 2000 at which time the Accreted Value of each Note will be equal to $1,000. From and after July 15, 2000, cash interest on the Notes will accrue at the rate of 15% per annum and will be payable semiannually on each July 15 and January 15 commencing January 15, 2001. The Notes mature on July 15, 2005. In addition, the Company has the option to redeem the Notes, on or after July 15, 2000, in whole or in part, at redemption prices beginning at 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, for the 12 month period beginning July 15, 2000, and declining to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, on or after July 15, 2003. In the event of a sale by the Company to a Strategic Equity Investor (as defined in the Indenture) on or prior to July 15, 1998 of Capital Stock (as defined in the Indenture) of the Company for an aggregate purchase price equal to or exceeding $50,000,000, up to a maximum of 20% of the aggregate Accreted Value of the Notes will be redeemable at the option of the Company out of the net proceeds of such sale or sales at a redemption price equal to 115% of the Accreted Value of the Notes to be redeemed on the redemption date. In addition, the Company is obligated (a) upon a Change of Control (as defined in the Indenture) to purchase all outstanding Notes at a purchase price of 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) to make an offer to purchase Notes at a purchase price of 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase with a portion of the net cash proceeds from certain asset sales.

     The Notes are senior obligations of the Company that rank senior in right of payment to all Subordinated Indebtedness (as defined in the Indenture) of the Company and the Guarantors (as defined below). In addition, the Company is obligated pursuant to the Indenture to cause certain of its existing and future wholly owned direct and indirect subsidiaries organized under the laws of the United States (collectively, the "Guarantors") to jointly and severally guarantee the Notes. Pursuant to a notes registration rights agreement (the "Notes Registration Rights Agreement"), the Company has agreed to offer the holders of the Notes the right to exchange the Notes for an equal principal amount of a newly created series of notes, identical in all material respects to the Notes, registered under the Securities Act of 1933 as amended (the "Securities Act"). If the Company fails to effectuate such exchange or otherwise register the Notes under the Securities Act or otherwise comply with the procedures set forth in
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the Notes Registration Rights Agreement within the time periods prescribed by the Notes Registration Rights Agreement, the Company will be subject to substantial monetary penalties. A copy of the Notes Registration Rights Agreement is attached hereto as Exhibit (c)(3).

     The Indenture contains certain covenants that, subject to certain exceptions, restrict the ability of the Company and certain of its subsidiaries from incurring indebtedness, repurchasing Capital Stock and subordinated indebtedness, engaging in transactions with affiliates, engaging in sale-leaseback transactions, incurring or suffering to exist certain liens, paying dividends or making other distributions, making investments, selling assets, engaging in mergers and acquisitions and engaging in businesses other than the telecommunications business. In addition, the Indenture imposes limits on the ability of the Company's subsidiaries to issue preferred stock and to create restrictions on their ability to pay dividends and make certain other payments to the Company. The Company is also required under the Indenture to make all cash investments in its wholly-owned subsidiaries organized and doing business in the United States in the form of a loan (each an "Intercompany Loan") and to pledge all such Intercompany Loans as security for the Company's obligations under the Notes.

     The Notes are secured by a pledge of all of the shares of capital stock owned or hereafter acquired by the Company in each of National Band Three Limited, PowerSpectrum, Inc., Geotek Communications GmbH, and the entities through which the Company owns its interest in Bogen Corporation (each a "Pledged Company"). The agreements governing these pledges (the "Pledge Agreements") contain certain covenants with respect to the ability of the Pledged Companies and their subsidiaries to incur indebtedness and to incur liens, which covenants are more restrictive than the covenants contained in the Indenture. Copies of each of the Pledge Agreements are attached hereto as Exhibits (c)(4), Exhibit (c)(5), Exhibit (c)(6), respectively.

     In the event the Company obtains the prior written consent of holders of at least 66 2/3% of the aggregate principal amount of the Notes then outstanding (the "Requisite Vote"), the Company may terminate the Pledge Agreements, the guarantees issued by the Guarantors and the provisions in the Indenture governing the guarantees and the other security arrangements (including the pledges of the Intercompany Loans) (collectively, the "Collateral Arrangements"). The Company is required to pay to each holder voting in any such Company solicitation an amount in cash equal to .50% of the Accreted Value of its Notes on the date of such vote. Each such vote is referred to as a "Collateral Release Request." In the event the Company does not receive the Requisite Vote pursuant to a Collateral Release Request, the Company may, at its option, make an offer to purchase all of the outstanding Notes at a purchase price of 101.5% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Upon the consummation of any such repurchase offer, the Collateral Arrangements shall terminate.

     The Warrants are issued under a warrant agreement (the "Warrant Agreement"). Each Warrant has an exercise price of $9.90 per share, which exercise price is subject to adjustment in certain circumstances set forth in the Warrants. The Warrants are exercisable, in whole or in part, from January 6, 1996 (the "Exercisability Date") until July 15, 2005 (the "Expiration Date"). A copy of the Warrant Share Agreement is attached hereto as Exhibit (c)(7). Pursuant to a warrant share registration rights agreement (the "Warrant Share Registration Rights Agreement"), the Company has agreed to file and use its best efforts to make effective, by the Exercisability Date, a shelf registration statement under the Securities Act covering the sale of the shares of Common Stock issuable upon exercise of the Warrants and to keep such registration statement effective until thirty days after the Expiration Date. A copy of the Warrant Share Registration Rights Agreement is attached hereto as Exhibit (c)(8).
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     Concurrently with the above described issuance and sale of the Units, the Company, pursuant to a defeasance security agreement (the "Defeasance Security Agreement"), defeased the Company's Senior Secured Notes due 1998 (the "Defeased Notes") by granting to the holders of the Defeased Notes (the "Defeased Notes Holders") a first priority security interest in $42,218,000 (principal amount at maturity) of Governmental Obligations (as defined in the Defeasance Security Agreement). The Company and the Defeased Notes Holders are parties to a Note and Warrant Purchase Agreement (the "Note Agreement") dated as of March 20, 1995. Pursuant to the terms of the Defeasance Security Agreement, the Defeased Notes Holders released the security interest granted to them pursuant to the Note Agreement, including the cancellation and discharge of the Guarantees and the Pledge Agreement (each as defined in the Note Agreement). In addition, pursuant to the terms of the Defeasance Security Agreement, all of the restrictive covenants contained in the Note Agreement, including those which limited the Company's ability to incur indebtedness and to incur liens and those which required the Company to maintain certain financial thresholds, were terminated. A copy of the Defeasance Security Agreement is attached hereto as Exhibit (c)(9).

     The summaries of the Purchase Agreement, the Indenture, the Note Registration Rights Agreement, the Pledge Agreements, the Warrant Agreement, the Warrant Shares Registration Rights Agreement and the Defeasance Security Agreement are qualified in their entirety by reference to the copy of the applicable document included as an exhibit to this filing.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits

               (1)  Purchase Agreement, dated June 29, 1995

               (2)  Indenture, dated June 30, 1995

               (3)  Notes Registration Rights Agreement, dated July 6, 1995

               (4)  Pledge Agreement, dated July 6, 1995

               (5)  Share Transfer Agreement, dated July 6, 1995

               (6)  Charge Over Shares, dated July 6, 1995

               (7)  Warrant Agreement, dated June 30, 1995

               (8)  Warrant Share Registration Rights Agreement, dated July
                    6, 1995

               (9)  Defeasance Security Agreement, dated July 6, 1995

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GEOTEK COMMUNICATIONS, INC.



Date: July 18, 1995           By:   /s/ Yoram Bibring
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                                 Name: Yoram Bibring
                                 Title: Executive Vice President,
                                        Chief Financial Officer and
                                        Chief Operating Officer

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                                 EXHIBIT INDEX
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Exhibit No.
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(c)(1)          Purchase Agreement, dated June 29, 1995

(c)(2)          Indenture, dated June 30, 1995

(c)(3)          Notes Registration Rights Agreement, dated  July 6, 1995

(c)(4)          Pledge Agreement, dated July 6, 1995

(c)(5)          Share Transfer Agreement, dated July 6, 1995

(c)(6)          Charge Over Shares, dated July 6, 1995

(c)(7)          Warrant Agreement, dated June 30, 1995

(c)(8)          Warrant Share Registration Rights Agreement, dated July 6, 1995

(c)(9)          Defeasance Security Agreement, dated July 6, 1995